UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006 (March 8, 2006)

Innovative Food holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1923 Trade Center Way, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
On March 10, 2006, the registrant issued a press release announcing that as of Wednesday, March 8, its president, Jonathan Steckler, was no longer employed by the registrant. The registrant also announced that Mr. Sam Klepfish, a director, will have the title Interim President.

(c)
Mr. Klepfish currently serves as a Managing Partner at ISG Capital, where he focuses on corporate finance advisory and on evaluating investments for the KV Asset Management Group.  He is also a Vice President at Freidland Capital, a corporate finance advisory firm for public companies.  From May 2004 through February 2005 Mr. Klepfish served as a Managing Director of Technoprises, Ltd.  From January 2001 to May 2004 he was a corporate finance analyst and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000, Mr. Klepfish was an asset manager for several investors in small-cap entities.  Mr. Klepfish also serves as a Director at KV Asset Management group. Mr. Klepfish has no familial relationship with any of the registrant’s directors or executive officers. During the past two years, Mr. Klepfish was not involved in any transaction with the registrant.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	March 10, 2006 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: March 13, 2006	By: /s/ Joe DiMaggio, Jr.

Joe DiMaggio, Jr. CEO

Exhibit Index

Exhibit	Description

99.1	March 10, 2006 Press Release